Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of NCS Multistage Holdings, Inc. of our report dated March 9, 2017, relating to the financial statements, except for the effects of the stock split described in Note 17 to the consolidated financial statements, as to which the date is April 17, 2017, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 26, 2017